UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

55 E. 52nd Street New York, NY 10055 Tel 212.810.5300 www.blackrock.com

A Message from the President

of

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

July 27, 2017

Dear Shareholder:

You received proxy materials relating to certain proposals applicable to each of BlackRock Global SmallCap Fund, Inc. (“Global SmallCap”) and BlackRock Value Opportunities Fund, Inc. (“Value Opportunities” and together with Global SmallCap, the “Funds”), to be voted on at a Joint Special Meeting of Shareholders (the “Meeting”) of the Funds, which has been adjourned to 3:30 p.m. (Eastern Time) on July 31, 2017. Proposal 1 and Proposal 2 asked shareholders to approve a change in the investment objective of Global SmallCap and Value Opportunities, respectively, and to make such investment objective a non-fundamental policy of the applicable Fund that may be changed by the Fund’s Board of Directors (each, a “Board”) without shareholder approval.

I am writing to inform you that, on July 27, 2017, each Board adopted a policy (the “Policy”) whereby, contingent on shareholder approval of Proposal 1 (with respect to Global SmallCap) or Proposal 2 (with respect to Value Opportunities), the Board agrees to not change the relevant Fund’s proposed investment objective in the future without obtaining the “vote of a majority of the outstanding voting securities” of the relevant Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the relevant Fund present at the Meeting, if the holders of more than 50% of such outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of such outstanding voting securities of the relevant Fund (a “1940 Act Majority”). In addition, each Board agrees not to change the Policy without a 1940 Act Majority vote.

Proposal 1 and Proposal 2 have not changed. The adoption of the Policy, however, will preserve the shareholders’ right to vote on any future investment objective change. The Policy will eliminate the Board’s ability to change the relevant Fund’s investment objective in the future without shareholder approval, even if the Fund’s investment objective becomes non-fundamental as a result of Proposal 1 and/or Proposal 2 being approved by shareholders. This, in effect, will ensure that, even if Proposal 1 and/or Proposal 2 are approved, control over any future changes to the applicable Fund’s investment objective would remain in shareholders’ hands, as it does today.

If you previously voted against Proposal 1 and/or Proposal 2, we ask that you reconsider your vote in light of each Board’s adoption of the Policy. You may change your vote, which has the effect of revoking your prior proxy.

As you may recall from previous mailings, each Board recommends APPROVAL of Proposal 1 or Proposal 2, as applicable, and continues to believe that Proposal 1 or Proposal 2, as applicable, is in the best interest of the relevant Fund and the Fund’s shareholders. As noted, the change in each Fund’s investment objective is necessary to reconcile the inconsistency between the Fund’s current investment objective and its proposed investment strategies, which the Fund’s Board believes are appropriate and advantageous to the Fund.

Voting is quick and easy. By voting your shares promptly, you will help reduce the Funds’ proxy costs and will eliminate your receipt of additional follow-up phone calls and additional mailings urging you to cast your vote.

In addition, as you may recall from previous mailings, each Board also recommends APPROVAL of each of the other proposals applicable to the relevant Fund. Each Board continues to believe that the applicable proposals for the relevant Fund will offer a number of benefits to the Fund and, ultimately to you, as a shareholder of the Fund.

Please take a minute to cast your vote. Each Board recommends you vote “FOR” each applicable proposal.

Whether or not you plan to attend the Meeting in person, your vote is needed. A Fund cannot make its Board’s recommended changes unless we have sufficient participation from shareholders, such as yourself, in the voting process.

Once you have decided how you will vote, please promptly complete, sign, date and return the enclosed voting instruction form(s) or vote by telephone or Internet following the directions thereon.

If you have any questions about the proposals or the voting instructions or to cast your vote, please call Broadridge Financial Solutions to speak with a live voting specialist, toll free at 1-855-973-0098.

Sincerely,

John M. Perlowski

President and Chief Executive Officer of the Funds

55 E. 52nd Street New York, NY 10055 Tel 212.810.5300 www.blackrock.com

A Message from the President

of

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

July 27, 2017

Dear Shareholder:

You received proxy materials relating to certain proposals applicable to each of BlackRock Global SmallCap Fund, Inc. (“Global SmallCap”) and BlackRock Value Opportunities Fund, Inc. (“Value Opportunities” and together with Global SmallCap, the “Funds”), to be voted on at a Joint Special Meeting of Shareholders (the “Meeting”) of the Funds, which has been adjourned to 3:30 p.m. (Eastern Time) on July 31, 2017. Proposal 1 and Proposal 2 asked shareholders to approve a change in the investment objective of Global SmallCap and Value Opportunities, respectively, and to make such investment objective a non-fundamental policy of the applicable Fund that may be changed by the Fund’s Board of Directors (each, a “Board”) without shareholder approval.

I am writing to inform you that, on July 27, 2017, each Board adopted a policy (the “Policy”) whereby, contingent on shareholder approval of Proposal 1 (with respect to Global SmallCap) or Proposal 2 (with respect to Value Opportunities), the Board agrees to not change the relevant Fund’s proposed investment objective in the future without obtaining the “vote of a majority of the outstanding voting securities” of the relevant Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the relevant Fund present at the Meeting, if the holders of more than 50% of such outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of such outstanding voting securities of the relevant Fund (a “1940 Act Majority”). In addition, each Board agrees not to change the Policy without a 1940 Act Majority vote.

Proposal 1 and Proposal 2 have not changed. The adoption of the Policy, however, will preserve the shareholders’ right to vote on any future investment objective change. The Policy will eliminate the Board’s ability to change the relevant Fund’s investment objective in the future without shareholder approval, even if the Fund’s investment objective becomes non-fundamental as a result of Proposal 1 and/or Proposal 2 being approved by shareholders. This, in effect, will ensure that, even if Proposal 1 and/or Proposal 2 are approved, control over any future changes to the applicable Fund’s investment objective would remain in shareholders’ hands, as it does today.

If you previously voted against Proposal 1 and/or Proposal 2, we ask that you reconsider your vote in light of each Board’s adoption of the Policy. You may change your vote, which has the effect of revoking your prior proxy.

As you may recall from previous mailings, each Board recommends APPROVAL of Proposal 1 or Proposal 2, as applicable, and continues to believe that Proposal 1 or Proposal 2, as applicable, is in the best interest of the relevant Fund and the Fund’s shareholders. As noted, the change in each Fund’s investment objective is necessary to reconcile the inconsistency between the Fund’s current investment objective and its proposed investment strategies, which the Fund’s Board believes are appropriate and advantageous to the Fund.

Voting is quick and easy. By voting your shares promptly, you will help reduce the Funds’ proxy costs and will eliminate your receipt of additional follow-up phone calls and additional mailings urging you to cast your vote.

In addition, as you may recall from previous mailings, each Board also recommends APPROVAL of each of the other proposals applicable to the relevant Fund. Each Board continues to believe that the applicable proposals for the relevant Fund will offer a number of benefits to the Fund and, ultimately to you, as a shareholder of the Fund.

Please take a minute to cast your vote. Each Board recommends you vote “FOR” each applicable proposal.

Whether or not you plan to attend the Meeting in person, your vote is needed. A Fund cannot make its Board’s recommended changes unless we have sufficient participation from shareholders, such as yourself, in the voting process.

Once you have decided how you will vote, please promptly complete, sign, date and return the enclosed proxy card(s) or voting instruction form(s) or vote by telephone or Internet following the directions thereon.

If you have any questions about the proposals or the voting instructions or to cast your vote, please call Computershare Fund Services, the Funds’ proxy solicitor, to speak with a live voting specialist, toll free at 1-866-704-4427.

Sincerely,

John M. Perlowski

President and Chief Executive Officer of the Funds